Exhibit 1.2

Execution Version

GLOBAL SHIP LEASE, INC.

Depositary Shares, each of which represents a 1/100th interest in a share of 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares

Having an Aggregate Offering Price of up to $150,000,000

At Market Issuance Sales Agreement

September 23, 2025

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

Evercore Group L.L.C.
55 East 52nd Street, 36th Floor
New York, New York 10055

Ladies and Gentlemen:

Global Ship Lease, Inc., a Republic of the Marshall Islands corporation (the “Company”), confirms its agreement (this “Agreement”) with each of B. Riley Securities, Inc. and Evercore Group L.L.C. (each, an “Agent” and collectively, the “Agents”) as follows:

1.            Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or the Agents, acting as sales agents and/or principals, shares (the “Placement Shares”) of the Company’s Depositary Shares (“Depositary Shares”), each of which represents a 1/100th interest in a share of the Company’s 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred Shares”) having an aggregate offering price of up to $150,000,000; provided, however, that in no event shall the Company issue or sell through the Agents such number of Placement Shares that (a) exceeds the number of shares or dollar amount of Depositary Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceeds the number of shares or dollar amount of Depositary Shares registered on the Prospectus Supplement (as defined below) (the lesser of (a) or (b), the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance.  The issuance and sale of Placement Shares through or to the Agents will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.  The Depositary Shares will be issued pursuant to the Deposit Agreement, dated as of August 20, 2014, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A. (the “Depositary”), and all owners and holders of the Depositary Shares issued thereunder (the “Deposit Agreement”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), a registration statement on Form F-3 (File No. 333-290461), including a related base prospectus relating to the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).  The Company has prepared and will file a prospectus supplement to the prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”).  The Company will furnish to the Agents, for use by the Agents, copies of the prospectus relating to the Placement Shares included as part of such registration statement, as supplemented by the Prospectus Supplement.  Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”  The prospectus specifically relating to the Placement Shares, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.           Placements.  Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agents by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the applicable Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time.  The Placement Notice shall be effective immediately upon receipt by the Agent unless and until (i) such Agent declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 13.  The amount of any discount, commission or other compensation to be paid by the Company to the Agents in connection with the Agents’ sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2.  It is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and such Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. For the avoidance of doubt, the Company may not submit instructions to sell Placement Shares to more than one Agent on any single Trading Day (as defined below).

3.           Sale of Placement Shares by the Agents.  Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice.  The applicable Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to such Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of a Placement Notice, the Agents may sell Placement Shares by any method permitted by law.  “Trading Day” means any day on which Depositary Shares may be purchased and sold on the Exchange.

4.           Suspension of Sales.  The Company or the applicable Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  While a Suspension is in effect, any obligation under 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived.  Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5.           Sale and Delivery to Agents; Settlement.

(a)          Sale of Placement Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the applicable Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the applicable Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice.  The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Shares, (ii) the Agents will not incur liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by the Agents to use commercially reasonable efforts consistent with normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares as required under this Agreement and (iii) the Agents may, but have no obligations to, purchase Placement Shares on a principal basis pursuant to this Agreement based on terms agreed upon by the Agents and the Company.

(b)          Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The applicable Agent shall notify the Company of each sale of Placement Shares no later than opening of trading the day following the Trading Day that the Agent sold Placement Shares.  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the applicable Agent, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 1 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)          Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause the transfer agent to, electronically transfer the Placement Shares being sold by crediting the applicable Agent’s or its designee’s account (provided that such Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form.  On each Settlement Date, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, through no fault of the Agents, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the applicable Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to such Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)          Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the Maximum Amount.  Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing.

6.           Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Agents at the Execution Time and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)          Form F-3. The Company meets the requirements for use of Form F-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement on Form F-3 (File No. 333-290461), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Series B Preferred Shares of the Company. The Company has prepared a Prospectus Supplement to the Base Prospectus included as part of such Registration Statement specifically relating to the Placement Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective under the Securities Act upon filing, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. The Registration Statement, at the Execution Time and at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Placement Shares, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon, and in conformity with, information furnished to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists solely of the information described in Section 11(b) below.

(b)          Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Placement Shares as contemplated by this Agreement, the Company shall not deliver any Placement Notice until the Company shall have filed, and caused the effectiveness of, a new registration statement with respect to any additional shares of Series B Preferred Shares necessary to complete such sales of the Placement Shares. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 6 of Form F-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)          No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Placement Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) relating to the Placement Shares under this Agreement, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Placement Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agents specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists solely of the information described in Section 11(b) below.

(d)          Disclosure Package. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists solely of the information described in Section 11(b) below.

(e)          Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Notice of Other Sales. At the time of filing of the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares and at the date hereof, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.

(g)          [Reserved.]

(h)          [Reserved.]

(i)          Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Securities Act) of the Placement Shares.

(j)          Offering Materials. The Company has not prepared, used, referred to or distributed prior to the execution of this Agreement, and will not prepare, use, refer to or distribute, prior to the termination of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares to be offered and sold from time to time pursuant to this Agreement, other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Agents.

(k)          No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, results of operations, business, prospects, properties, management, operations or stockholders’ equity of the Company and its significant subsidiaries within the meaning of Regulation S-X (each, a “Subsidiary” and, collectively, “Subsidiaries”), taken as a whole, or that would materially interfere with or delay the consummation of the transactions contemplated by this Agreement or the performance of the Company of its obligations under this Agreement, in each case whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”).

(l)          Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple (in the case of all real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property (including, without limitation, all rights, title and interest in insurances, freights and hire, and charters) and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances or claim of any kind except such as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus; (ii) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; or (iii) could not reasonably be expected to have a Material Adverse Effect.

(m)        Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands and has corporate power and authority to own, lease and operate its assets that are material to the Company and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(n)          Good Standing of the Company’s Subsidiaries. Each Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Attached as Schedule 4 is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest that is (i) consolidated with the Company for financial reporting purposes under U.S. generally accepted accounting principles and (ii) a Subsidiary. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Prospectus, or otherwise specified in Schedule 4, are owned, directly or indirectly, by the Company free and clear of all liens. There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any Subsidiary, except as set forth in the Prospectus or held by the Company or any of its Subsidiaries.

(o)          Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, were not issued in violation of any preemptive, right of first refusal, or similar right, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(p)          Due Authorization of the Placement Shares. The Placement Shares have been duly authorized and, when the Placement Shares are issued and delivered against payment therefor as provided herein, such Placement Shares will be validly issued and fully paid and nonassessable; and the issuance of the Placement Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Placement Shares conforms in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus.

(q)          No Preemptive or Registration Rights. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, any equity securities of the Company or any of its Subsidiaries or (ii) outstanding restricted stock units, options or warrants to purchase any securities of the Company or any of its Subsidiaries. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and have been waived or satisfied.

(r)          No Conflict or Violation. None of (1) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and (2) the issuance and sale of the Placement Shares by the Company (with or without notice or lapse of time or both) (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(s)          Absence of Further Requirements. No authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Placement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(t)          Due Authorization. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

(u)          No Additional Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws or other organizational document, or (ii) in violation of any material law, ordinance, administrative or governmental rule or regulation applicable to any of their or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company or its Subsidiaries, except for such violations, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.

(v)          Governmental Licenses. The Company and each Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate Governmental Entities necessary for the ownership or lease of its properties and the conduct of its businesses, except where the failure to possess such authorizations or make such declarations and filings would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be valid and in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental License or has any reason to believe any Governmental Licenses will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(w)         Vessel Classification. Each of the vessels owned by the Company or any of the Subsidiaries (each, an Owned Vessel”) is classed by any of Bureau Veritas, Lloyd’s Register, DNV-GL & RINA, American Bureau of Shipping or other classification society of recognized international standing and each such vessel is in class with valid class and trading certifications.

(x)          Vessel Ownership. Each of the Owned Vessels has been duly registered as a vessel under the laws and regulations and flag of the applicable jurisdiction in the sole ownership of the Company or such Subsidiary (the “Vessel Owner”) and each such Vessel Owner has good and marketable title to the Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims, except as set forth in the Registration Statement and the Prospectus; and each such Owned Vessel is, as of the date hereof, in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)          Compliance with Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries (i) are in compliance with any and all, foreign (including common law), federal, state and local laws and regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to the protection of human health and safety, the environment, natural resources or Hazardous Materials (as defined below) applicable to the Company, the Subsidiaries or any Owned Vessel, including, without limitation, the International Maritime Organization’s International Convention for the Prevention of Pollution from Ships, the International Maritime Dangerous Goods Code, the International Management Code for the Safe Operation of Ships and Pollution Prevention, the International Convention on Civil Liability for Bunker Oil Pollution Damage, the International Convention on the Control of Harmful Anti-fouling Systems on Ships and the Maritime Labor Convention (“Environmental Laws”); (ii) have received all applicable permits, licenses, certificates or other approvals or authorizations required of them under applicable Environmental Laws to conduct their respective businesses, are in compliance with all terms and conditions of any such permit, license, certificate, approval or authorization, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, licenses or other approvals or authorizations or failure to comply with the terms and conditions of such permits, licenses, certificates, approvals or authorizations would not, singly or in the aggregate, have a Material Adverse Effect; (iii) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any storage, generation, transportation, use, handling, treatment, disposal or Release (as defined below) of Hazardous Materials by, relating to or caused by the Company or any Subsidiary that would result in a Material Adverse Effect, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(z)          No Environmental Law Liabilities. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license, certificate, approval or authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect, and (ii) (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of the Subsidiaries under any Environmental Laws in which a governmental entity is also a party, which is, singly or in the aggregate, reasonably expected to have a Material Adverse Effect, (y) none of the Company nor any of the Subsidiaries are aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company or any of the Subsidiaries, and (z) none of the Company nor any of the Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa)        Payment of Taxes. The Company and each Subsidiary have filed all federal, state, local and foreign taxes and tax returns which have been required to be filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes required to be paid by them, whether or not shown as due on such returns, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been asserted against the Company, any Subsidiary or any of their respective properties or assets, and there is no tax audit of Company of any Subsidiary that is pending or threatened in writing and is reasonably expected to have a Material Adverse Effect.

(bb)        Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(cc)        Data Protection. (i) The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any duty to notify any other person relating to same, in each case except as would not individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, “Data Security Obligations”), except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate any material non-compliance with any Data Security Obligation.

(dd)        [Reserved.]

(ee)        Statistical and Market-Related Data. The statistical, industry-related and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ff)         ERISA. The Company and its subsidiaries do not maintain any “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA.

(gg)       Restrictions on Dividends. Except as provided in the credit, loan and financing lease agreements described in the Registration Statement, the Disclosure Package and the Prospectus, and/or limited by the Business Corporations Act of the Republic of the Marshall Islands, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or any other Subsidiary, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests, or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or any other Subsidiary of the Company or from transferring any of such Subsidiary’s property or assets to the Company or to any other Subsidiary of the Company.

(hh)       [Reserved.]

(ii)         [Reserved.]

(jj)         Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(kk)       No Finder’s Fee. None of the Company or any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any of the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares.

(ll)         Absence of Proceedings. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(mm)     Transfer Taxes. On each Settlement Date, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

(nn)        Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(oo)       Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements, and except as may be expressly stated in the related notes thereto. The other historical financial information included in each of the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The non-U.S. GAAP financial information included in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to non-U.S. GAAP financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(pp)       Independent Accountants. PricewaterhouseCoopers S.A. (the “Accountants”), who has certified certain financial statements of the Company and its Subsidiaries, is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(qq)        Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case to the extent applicable to the Company.

(rr)         Accounting Controls. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and the Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (vi) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, the Company is not aware of any (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) change in the Company’s internal control over financial reporting that has materially affected, in each case, that is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)         Disclosure Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act). Such disclosure controls and procedures are designed to comply with the applicable requirements of the Exchange Act and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(tt)          Anti-Corruption and Anti-Bribery Laws. None of the Company, any of its Subsidiaries or any of their respective directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment, or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, from corporate funds; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any bribe, unlawful benefit, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with Anti-Corruption Laws and the Company has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance in all material respects with such laws and with the representations and warranties contained herein; neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of applicable Anti-Corruption Laws.

(uu)        Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)        OFAC. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers, employees, agents, affiliates or any other person associated with or acting on behalf of the Company or any of its Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except as otherwise permitted by applicable law, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its Subsidiaries is knowingly engaged in, or has, at any time in the past ten years, knowingly engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions or applicable export control laws and regulations.

(ww)      Insurance. (i) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective assets (including vessels) are in full force and effect; (iii) the Company and the Subsidiaries are in compliance in all material respects with the terms of such policies and instruments; (iv) there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that are reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for; and (v) neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xx)        Stabilization. Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their respective directors, officers, representatives or affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares in violation of Regulation M of the Exchange Act.

(yy)        FINRA Affiliation. Neither the Company nor any of the Subsidiaries or any of their respective affiliates, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(zz)        No Shareholder Approval. No approval of shareholders of the Company under the rules and regulations of the Exchange is required for the Company to issue and deliver the Placement Shares.

(aaa)      Exchange Act Compliance. The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 20-F), the Company was eligible to file a “shelf” Registration Statement on Form F-3 with the Commission.

(bbb)      Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ccc)      Outbound Investment Security Program.  Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Agents or to counsel for the Agents in connection with this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary of the Company, as applicable, to the Agents as to the matters set forth therein.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Sections 7 and 10 hereof, counsel for the Company and counsel for the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.            Covenants of the Company.  The Company covenants and agrees with each Agent that:

(a)          Registration Statement Amendments.  After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon an Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by such Agent (provided, however, that the failure of an Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)          Notice of Commission Stop Orders.  During the Prospectus Delivery Period, the Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)          Delivery of Prospectus; Subsequent Changes.  During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agents promptly of all such filings.  If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

(d)          Listing of Placement Shares.  During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(e)          Delivery of Registration Statement and Prospectus.  The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f)          Earnings Statement.  The Company will make generally available to its security holders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)          Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the Section entitled “Use of Proceeds.”

(h)          Notice of Other Sales.  Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Depositary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Depositary Shares, warrants or any rights to purchase or acquire, Depositary Shares during the period beginning on the date on which any Placement Notice is delivered to an Agent hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Depositary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Depositary Shares, warrants or any rights to purchase or acquire, Depositary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Depositary Shares, or securities convertible into or exercisable for Depositary Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Placement Shares hereby and (ii) Depositary Shares in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership).

(i)          Change of Circumstances.  The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(j)          Due Diligence Cooperation.  During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(k)         Required Filings Relating to Placement of Placement Shares.  The Company will, as required by the Act, either (i) disclose in its Annual Report on Form 20-F and any Financial Statement Form 6-K, as applicable, with regard to the relevant quarter, the number of the Placement Shares sold by or through the Agents pursuant to this Agreement and the Net Proceeds to the Company with respect to such sales of the Placement Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Financial Statement Form 6-K or an Annual Report on Form  20-F in respect of any fiscal quarter in which sales of Shares were made by the Agents pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file an Interim Prospectus Supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Placement Shares sold by or through the Agents pursuant to this Agreement and the Net Proceeds to the Company with respect to such sales of the Placement Shares pursuant to this Agreement and deliver such number of copies of each such Interim Prospectus Supplement to the Exchange as required by such exchange.

(l)          Representation Dates; Certificate.  Each time during the term of this Agreement that the Company:

(i)          amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)         files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended audited financial information or a material amendment to the previously filed Form 20-F);

(iii)        files its quarterly or semi-annual financial statements on Form 6-K under the Exchange Act (any such Form 6-K and any amendment thereto, a “Financial Statement Form 6-K”); or

(iv)        files a report on Form 6-K containing amended financial information under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 7(l).  The requirement to provide a certificate under this Section 7(l) shall automatically be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 20-F.  Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), then before an Agent sells any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

(m)         Legal Opinion.  On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Watson Farley & Williams LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents and their counsel.  Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, and not more than once per calendar quarter, the Company shall cause to be furnished to the Agents a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to the Agents; provided, however, that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n)          Comfort Letter.  On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(iii), the Company shall cause its independent accountant to furnish the Agents a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n).  The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that it is an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountant’s “comfort letter” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)          Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Depositary Shares or (ii) sell, bid for, or purchase Depositary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

(p)          Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(q)          No Offer to Sell.  Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder pursuant to Section 23, neither of the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r)          Sarbanes-Oxley Act.  The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.  The Company will maintain disclosure controls and procedures that comply with the requirements of the Exchange Act.

(s)          The Company will reserve and keep available at all times such number of Series B Preferred Shares as shall be sufficient to provide for the issuance and sale of the Company’s securities up to the Maximum Amount.

8.           Representations and Covenants of the Agents.  Each Agent, severally and not jointly, represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required.  Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement.  Each Agent shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Shares.

9.           Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants, trustee and other advisors to the Company, (v) reasonable expenses and out-of-pocket fees of the Agents, including reimbursement of fees of Agent’s counsel in an aggregate amount not to exceed $50,000.00 and an additional $5,000.00 per quarter so long as this Agreement remains in effect and excluding any period during which a Suspension is in place pursuant to Section 4 (provided that such additional fee shall be paid upon the resumption of sale upon the ending of any Suspension); (vi) the fees and expenses of the transfer agent and registrar for the Placement Shares, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10.         Conditions to the Agents’ Obligations.  The obligations of each Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by such Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by such Agent in its sole discretion) of the following additional conditions:

(a)          Registration Statement Effective.  The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)          No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post‑effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          No Misstatement or Material Omission.  No Agent shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion is material, or omits to state a fact that in such Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)          Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of a public rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its public rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)          Company Counsel Legal Opinion.  The Agents shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(m).

(f)          Agents’ Counsel Legal Opinion. The Agents shall have received from Morgan, Lewis & Bockius, LLP, counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)          Comfort Letter.  The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

(h)          Representation Certificate.  The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(i)           Secretary’s Certificate.  On or prior to the first Representation Date, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agents and their counsel.

(j)           No Suspension.  Trading in the Depositary Shares shall not have been suspended on the Exchange and the Depositary Shares shall not have been delisted from the Exchange.

(k)          Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby.  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(l)           Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)         Approval for Listing.  The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(n)          No Termination Event.  There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 13(a).

11.          Indemnification and Contribution.

(a)          Company Indemnification.  The Company agrees to indemnify and hold harmless each Agent, its affiliates and its respective partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)        against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)          Indemnification by the Agents.  Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein.

(c)          Procedure.  Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail.  An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and an Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Agent on the other hand.  The relative benefits received by the Company on the one hand and each Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by such Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof.  Notwithstanding the foregoing provisions of this Section 11(d), no Agent shall be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agents, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought.  Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.         Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13.         Termination.

(a)          The Agents may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of the Agents, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Depositary Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.  If the Agents elect to terminate this Agreement as provided in this Section 13(a), the Agents shall provide the required notice as specified in Section 14 (Notices).

(b)          The Company shall have the right, by giving five (5) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(c)          The Agents shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(d)         Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(e)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect.  Upon termination of this Agreement, the Company shall not have any liability to the Agents for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by the Agents under this Agreement.

(f)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.          Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to, respectively:

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171
Attention:  General Counsel
Email:

Evercore Group L.L.C.
55 East 52nd Street, 36th Floor
New York, New York 10055
Facsimile: 888-474-0200
Attention: Equity Capital Markets
E-mail:

with a copy to:

Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Attention:          Albert Lung
Telephone:
Email:

and if to the Company, shall be delivered to:

Global Ship Lease, Inc.
c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens
Greece, 14561
Attention:            Legal Department
Email:
with a copy to:

Watson Farley & Williams LLP
120 West 45th Street, 20th  Floor
New York, NY 10036
Attention:            Filana Silberberg
Telephone:
Email:

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

15.         Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither the Company nor the Agent may assign their rights or obligations under this Agreement without the prior written consent of the other party.

16.         [Reserved.]

17.         Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. In addition, the parties agree that the At Market Issuance Sales Agreement between B. Riley Securities, Inc. and the Company, dated as of December 29, 2022, shall be terminated effective upon the expiration of the Company’s prior registration statement on Form F-3 (File No. 333-267468).  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18.         GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.  THE COMPANY AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.          CONSENT TO JURISDICTION.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.         Use of Information.  The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

22.         Effect of Headings.  The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.         Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)          each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not an Agent has advised or is advising the Company on other matters, and no Agent has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)         it is aware that each Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and no Agent has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)          it waives, to the fullest extent permitted by law, any claims it may have against any Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that no Agent shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement and to keep information provided by the Company to the Agent and its counsel confidential to the extent not otherwise publicly-available.

25.         Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 6(a) above contained in the Registration Statement at the Execution Time.

“Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, and (iv) any Issuer Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Interim Prospectus Supplement” shall mean any prospectus supplement relating to the Placement Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(t) of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

Very truly yours,

GLOBAL SHIP LEASE, INC.

By:	/s/ Thomas A. Lister
Name:	Thomas A. Lister
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/ Ernest Dahlman
Name:	Ernest Dahlman
Title:	Managing Director

EVERCORE GROUP L.L.C.

By:	/s/ Kristen Grippi
Name:	Kristen Grippi
Title:	Senior Managing Director

Schedule 1

Form of Placement Notice

From:	Global Ship Lease, Inc.
To:	[ ]
Attention:	[ ]
Subject:	At Market Issuance – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Global Ship Lease, Inc., a Republic of the Marshall Islands corporation (the “Company”), and B. Riley Securities, Inc. and Evercore Group L.L.C. (each, an “Agent” and collectively, the “Agents”), dated September 23, 2025, the Company hereby requests that the Agent sell up to [____] of the Company’s Depositary Shares, each of which represents a 1/100th interest in a share of the Company’s 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares, at a minimum market price of $ [___] per share, during the time period beginning [month, day, time] and ending [month, day, time].

Notwithstanding anything to the contrary herein, the Company shall not request the Agent to sell, and the Agent shall not sell, Placement Shares unless such Placement Shares are issued in a “qualified reopening” as provided for in Treasury Regulation Section 1.1275-2(k)(3).

Schedule 2

Compensation

The Company shall pay to the Agents in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 2.5% of the gross proceeds from each sale of Placement Shares.

Schedule 3

Notice Parties

Schedule 4

Subsidiaries

Name	Jurisdiction of Incorporation
GSL Rome LLC	Republic of Marshall Islands
Poseidon Containers Holdings LLC	Republic of Marshall Islands
GSL Enterprises Ltd.	Republic of Marshall Islands
GSL Legacy Holding LLC	Republic of Marshall Islands
Knausen Holding LLC	Republic of Marshall Islands
GSL Alcazar Inc.	Republic of Marshall Islands
Aris Marine LLC	Republic of Marshall Islands
Aphrodite Marine LLC	Republic of Marshall Islands
Athena Marine LLC	Republic of Marshall Islands
Hephaestus Marine LLC	Republic of Marshall Islands
Pericles Marine LLC	Republic of Marshall Islands
Zeus One Marine LLC	Republic of Marshall Islands
Leonidas Marine LLC	Republic of Marshall Islands
Alexander Marine LLC	Republic of Marshall Islands
Hector Marine LLC	Republic of Marshall Islands
Ikaros Marine LLC	Republic of Marshall Islands
Tasman Marine LLC	Republic of Marshall Islands
Hudson Marine LLC	Republic of Marshall Islands
Drake Marine LLC	Republic of Marshall Islands
Global Ship Lease 20 Limited	Hong Kong
Global Ship Lease 21 Limited	Hong Kong
Philippos Marine LLC	Republic of Marshall Islands
Aristoteles Marine LLC	Republic of Marshall Islands
Menelaos Marine LLC	Republic of Marshall Islands
Global Ship Lease 52 LLC	Liberia
Global Ship Lease 53 LLC	Liberia

Global Ship Lease 54 LLC	Liberia
Laertis Marine LLC	Republic of Marshall Islands
Penelope Marine LLC	Republic of Marshall Islands
Telemachus Marine LLC	Republic of Marshall Islands
Global Ship Lease 30 LLC	Republic of Marshall Islands
Global Ship Lease 31 LLC	Republic of Marshall Islands
Global Ship Lease 32 LLC	Republic of Marshall Islands
Global Ship Lease 33 LLC	Liberia
Global Ship Lease 34 LLC	Liberia
Global Ship Lease 35 LLC	Liberia
Global Ship Lease 36 LLC	Liberia
Global Ship Lease 38 LLC	Liberia
Global Ship Lease 40 LLC	Liberia
Global Ship Lease 41 LLC	Liberia
Global Ship Lease 42 LLC	Liberia
Global Ship Lease 43 LLC	Liberia
Global Ship Lease 44 LLC	Liberia
Global Ship Lease 45 LLC	Liberia
Global Ship Lease 47 LLC	Liberia
Global Ship Lease 48 LLC	Liberia
Global Ship Lease 49 LLC	Liberia
Global Ship Lease 50 LLC	Liberia
Global Ship Lease 51 LLC	Liberia
Global Ship Lease 73 LLC	Liberia
Global Ship Lease 75 LLC	Liberia
Global Ship Lease 77 LLC	Liberia
Global Ship Lease 79 LLC	Liberia
Global Ship Lease 72 LLC	Liberia
Global Ship Lease 74 LLC	Liberia
Global Ship Lease 76 LLC	Liberia

Global Ship Lease 78 LLC	Liberia
GSL Arcadia LLC	Liberia
GSL Tegea LLC	Liberia
GSL MYNY LLC	Liberia
GSL Melita LLC	Liberia
GSL Maria LLC	Liberia
GSL Violetta LLC	Liberia
GSL Dorothea LLC	Liberia
Global Ship Lease 55 LLC	Liberia
Global Ship Lease 57 LLC	Liberia
Global Ship Lease 58 LLC	Liberia
Global Ship Lease 59 LLC	Liberia
Global Ship Lease 60 LLC	Liberia
Global Ship Lease 61 LLC	Liberia
Global Ship Lease 62 LLC	Liberia
Global Ship Lease 63 LLC	Liberia
Global Ship Lease 64 LLC	Liberia
Global Ship Lease 65 LLC	Liberia
Global Ship Lease 66 LLC	Liberia
Global Ship Lease 67 LLC	Liberia
Global Ship Lease 68 LLC	Liberia
Global Ship Lease 69 LLC	Liberia
Global Ship Lease 70 LLC	Liberia
Global Ship Lease 71 LLC	Liberia
GSL Kalamata LLC	Liberia
GSL Kithira HOLDING LLC	Liberia

Exhibit 7(l)

Form of Representation Date Certificate

___________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At Market Issuance Sales Agreement (the “Sales Agreement”), dated [__________], 2025, and entered into by and among Global Ship Lease, Inc. (the “Company”) B. Riley Securities, Inc. and Evercore Group L.L.C., as sales agents (the “Agents”).  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Sales Agreement.

The Company hereby certifies as follows:

1.           As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2.           Each of the representations and warranties of the Company contained in the Sales Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects (other than representations and warranties made as of a specific date or time, in which case such representations and warranties are true and correct in all material respects as of the time specified).

3.           Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Sales Agreement on or prior to the date of the Sales Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Sales Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Sales Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Sales Agreement has been duly, timely and fully complied with in all material respects.

4.           Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5.           No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.           No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction are in effect and, to the Company’s knowledge, no proceeding for such purpose is pending before, or threatened by, any securities or other governmental authority (including, without limitation, the Commission).

7.           Watson Farley & Williams LLP is entitled to rely upon this Certificate in connection with the opinions given pursuant to the Sales Agreement.

The undersigned has executed this Representation Date Certificate as of the date first written above.

GLOBAL SHIP LEASE, INC.

By:
Name:
Title:

Exhibit 23

Permitted Issuer Free Writing Prospectuses

None.